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                                                                   EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT


         This EMPLOYMENT AGREEMENT (this "Agreement") is made by and between KRUG INTERNATIONAL CORP., an Ohio corporation ("KRUG" or the "Company"), KRUG's wholly owned subsidiary SUNLINK HEALTHCARE CORP., a Delaware corporation ("SunLink") and ROBERT M. THORNTON, JR., an individual resident of Georgia (the "Executive"), as of the 1st day of January, 2001 (the "Effective Date").

         KRUG desires to employ the Executive as its Chairman, Chief Executive Officer, and President and KRUG desires that Executive also serve as the Chairman and Chief Executive Officer of SunLink. The Executive is willing to serve KRUG and SunLink on the terms and conditions herein provided.

         In consideration of the foregoing, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree that on the Effective Date:

         1. Employment. KRUG and SunLink shall employ the Executive, and the Executive shall serve as Chairman, Chief Executive Officer, and President of KRUG and Chairman and Chief Executive Officer of SunLink, upon the terms and conditions set forth herein. Executive's principal office shall be located in the Atlanta, Georgia metropolitan area. The Executive shall have such authority and responsibilities consistent with his position and which may be set forth in the bylaws of KRUG or SunLink, as the case may be, or assigned by their respective Boards of Directors from time to time. Executive shall also be nominated by KRUG for election as a member of the Board of Directors of KRUG and KRUG shall vote its SunLink shares for election of Executive as a member of the Board of Directors of SunLink. The Executive shall devote his full business time, attention, skill and efforts to the performance of his duties hereunder, except during periods of illness or periods of vacation and leaves of absence consistent with KRUG company policy. The Executive may devote reasonable periods of time to serve as a director or advisor to other organizations, to perform charitable and other community activities, and to manage his personal investments; provided, however, that such activities do not materially interfere with the performance of his duties hereunder and are not in conflict or competitive with, or adverse to, the interests of KRUG or SunLink.

         2. Term. Unless earlier terminated as provided herein, the Executive's employment under this Agreement shall be for a term (the "Fixed Term") of three (3) years ending December 31, 2003. Unless at least 180 days written notice of non-renewal shall have been given to Executive by the Company or to the Company by Executive prior to the end of the Fixed Term or any Extended Term that Executive's employment will not be continued beyond such Fixed Term or any Extended Term, as the case may be, the term of this Agreement shall be deemed automatically renewed for an additional period of eighteen months (an "Extended Term") commencing upon the end of the Fixed Term or then applicable Extended Term, as the case may be, and shall continue in force during each such Extended Term or until such time as either party shall give ninety (90) days written notice to the other party terminating this Agreement pursuant to Section 5 below.

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         3.       Compensation and Benefits.

                  a. KRUG shall pay the Executive a salary at a rate of not less than $250,000 per annum in accordance with the salary payment practices of the Company. KRUG's Board of Directors shall review the Executive's salary at least annually and may increase the Executive's base salary if it determines in its sole discretion that an increase is appropriate.

                  b. The Executive shall participate in a management incentive program and shall be eligible to receive bonus payments of up to sixty percent (60%) of Executive's annual base salary based upon criteria that the Executive Compensation Committee of KRUG in consultation with Executive shall establish from time to time pursuant to that program.

                  c. The compensation payable by KRUG to Executive hereunder shall be inclusive of compensation for all services rendered by Executive to KRUG, SunLink and their respective Subsidiaries and Executive shall have no separate right of compensation from SunLink or any such Subsidiary other than the right to be indemnified as an officer of SunLink or such Subsidiary under the corporate bylaws thereof and/or insured under any directors and officers liability policies maintained by SunLink, KRUG or such Subsidiary.

         4.       Stock Options and Other Benefits.

                  a. KRUG shall grant to Executive, five-year options to purchase a total of 200,000 shares of common stock of KRUG. Such grant shall be effective as of the date of grant as determined by the Board. The options shall be granted pursuant and subject to a new stock option plan to be approved by KRUG's shareholders at their next annual meeting and will be similar to the KRUG International Corp. 1995 Incentive Stock Option Plan at an exercise price per share equal to the closing sale price of KRUG's common stock on the American Stock Exchange as of the date of grant. The options so granted shall vest 20% as of the date of grant and an additional 20% annually at the first, second, third and fourth anniversaries of the date of grant.

                  b. In addition to participating in the new option plan pursuant to Section 4(a) and KRUG's existing option plan, Executive shall during the term of Executive's employment be eligible to participate in any additional stock option plan or arrangement adopted by KRUG which includes senior KRUG officers to receive additional grants of options under such plans in such numbers and at such exercise prices as the Board shall determine in its discretion.

                  c. The Executive shall participate in all retirement, welfare, deferred compensation, life and health insurance, and other benefit plans or programs of KRUG now or hereafter applicable to the Executive or applicable to a class of employees that includes senior executives of KRUG; provided, however, that during any period during the Fixed Term or any Extended Term that the Executive is subject to a Disability, and during the 180-day period of physical or mental infirmity leading up to the Executive's Disability, the amount of the Executive's compensation provided under this Section 4 shall be reduced by the sum of the amounts, if any, paid to the Executive for the same period under any disability benefit or pension plan of KRUG.


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                  d.       KRUG shall reimburse Executive up to $2,000.00 per
year for Executive paid premiums, deductibles, co-insurance and non-covered charges under health, dental and disability plans of either company in which Executive participates, including reimbursement for the cost of an executive physical annually in an amount not to exceed $1,000.00 per year.

                  e. KRUG shall provide supplemental term life insurance coverage equal to three (3) times base salary.

                  f. KRUG shall reimburse Executive up to $2,000.00 per year for continuing education costs, including travel.

                  g. KRUG shall reimburse Executive up to $3,000.00 per year for club dues, fees and charges.

                  h. KRUG shall reimburse Executive up to $3,000.00 per year for legal and accounting fees paid by Executive for personal legal and accounting services, which shall be in addition to costs relating to the negotiation and advice relating to this agreement which shall be paid by KRUG.

                  i. Reimbursement under Items 3(d), 3(f) and 3(g) above may be claimed for out-of-pocket expenses Executive has incurred since April 1, 2000.

                  j. The Executive shall receive twenty-five (25) days paid vacation each year. Unused vacation may not be carried over to subsequent years.

         5.       Termination.

                  a. The Executive's employment under this Agreement and his offices and positions with KRUG may be terminated prior to the end of the Fixed Term or any Extended Term only as follows:

                           (i)      automatically upon the death of the
         Executive;

                           (ii) by KRUG due to the Disability of the Executive upon ninety (90) days written notice and delivery of a Notice of Termination to the Executive;

                           (iii) by KRUG for Cause upon delivery of a Notice of Termination to the Executive;

                           (iv) by either party for any reason upon 90 days notice to the other party.

Any termination of Executive's employment by KRUG shall also constitute the concurrent termination of such Executive's employment and offices with SunLink and any other Subsidiary of KRUG.


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                  b.       If the Executive's employment with KRUG shall be
terminated during the Fixed Term or any Extended Term (i) by reason of the Executive's death, or (ii) by KRUG for Disability or Cause, KRUG shall pay to the Executive (or in the case of his death, the Executive's estate) within fifteen days after the Termination Date a lump sum cash payment equal to the Accrued Compensation.

                  c. If the Executive's employment with KRUG shall be terminated by the Company other than for (i) Disability, (ii) Cause or (iii) pursuant to Section 5(d) below, Executive shall

                           (A) in the case of any such termination by the Company during the Fixed Term, receive severance payments equal to the lesser of (x) eighteen (18) months salary or (y) the greater of the salary for the remaining number of months in the Fixed Term or twelve months, or

                           (B) in the case of any such termination by the Company during any Extended Term, receive severance payments equal to the lesser of (x) twelve (12) months salary or (y) the salary for the remaining number of months in the Extended Term,

(minus, in each such case, applicable withholdings), paid in accordance with the normal payroll schedule of the Company, a pro rata portion of any annual bonus for which goals have been proportionately met, and continuation of the benefits set forth in Sections 4(c), 4(d), 4(e), 4(f), 4(g), 4(h), and 4(j) for ninety (90) days following termination. If any such payment is not delivered, mailed by first class mail or sent by commercial courier service to Executive at the most recent address provided by Executive within fifteen (15) business days after being due, the entire balance shall, at the option of the Executive, immediately be due and payable.

                  d. If the Executive's employment is terminated by Executive or by KRUG for any reason other than for Cause (exclusive of Cause referred to in clause (iii) of Section 22(d)) within one (1) year after a Change in Control, Executive shall, in lieu of any payment under Sections 5(b) or 5(c), (i) receive severance payments equal to twenty-four (24) months base salary (minus applicable withholdings), paid in accordance with the normal payroll schedule of the company, (ii) receive Accrued Compensation, including without limitation, a pro rata portion of any annual bonus for which goals have been proportionately met, (iii) receive the balance of any other benefits set forth in sections 4(c), 4(d), 4(e), 4(f), 4(g), 4(h) and 4(j) for twelve (12) months following termination, and (iv) Executive's unvested stock options shall vest, and shall be exercisable pursuant to the terms of the applicable stock option plan and agreement. If any such payment is not delivered, mailed by first class mail or sent by commercial courier service to Executive at the most recent address provided by Executive within fifteen (15) business days after being due, the entire balance shall, at the option of Executive, immediately be due and payable.

                  e.       The severance pay and benefits provided for in this
Section 5 shall be in lieu of any other severance or termination pay to which the Executive may otherwise be entitled under any Company severance or termination plan, program, practice or arrangement, but shall not be in lieu of any additional benefits to which Executive may be entitled under the Consolidated



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Omnibus Budget Reconciliation Act ("COBRA"). The Executive's entitlement to any other compensation or benefits shall be determined in accordance with KRUG's employee benefit plans and other applicable programs, policies and practices then in effect.

                  f. Clause (ii) of Section 5(a) shall not be effective or invoked by KRUG upon any Change in Control or within one (1) year thereafter.

                  g. Any notice by the Company to Executive or by Executive to the Company of non-renewal given as contemplated by Section 2 shall not be deemed to be a termination of Executive's employment for the purposes of Section 5(b) or (c).

         6. Indemnification. KRUG and SunLink agree to indemnify, save and hold Executive harmless from all losses, expenses, damages, liabilities, obligations, claims and costs of any kind (including reasonable attorneys' fees and other legal costs and expenses) that Executive may at any time suffer or incur by reason of any claims, actions or suits brought or threatened to be brought against Executive by any person or entity, as a result of or in connection with Executive's service as an officer, employee or director of KRUG or SunLink or as an employee, officer or director of any of their Subsidiaries, or any entity that in the future becomes a Subsidiary or affiliate of KRUG or SunLink, except that no indemnification shall be made if it is proved by clear and convincing evidence in a court of competent jurisdiction that Executive's action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to KRUG or SunLink or was undertaken with reckless disregard for the best interest of KRUG or SunLink. The provisions of this Section 6 shall survive termination of this Agreement.

         7. Trade Secrets. The Executive shall not, at any time, either during the term of his employment or after the Termination Date, use or disclose any Trade Secrets of KRUG or SunLink, as defined herein, except in fulfillment of his duties as the Executive during his employment, for so long as the pertinent information or data remain Trade Secrets, whether or not the Trade Secrets are in written or tangible form.

         8. Protection of Other Confidential Information. Executive recognizes the interest of KRUG, SunLink or their subsidiaries in maintaining the confidential nature of their proprietary and other business and commercial information. In connection therewith, Executive covenants that during the term of Executive's employment under this Agreement, and for a period of eighteen
(18) months thereafter, Executive will not, directly or indirectly, except as necessary to perform Executive's duties for KRUG or SunLink, publish, disclose or use any Confidential Information of KRUG or SunLink. "Confidential Information" shall mean any internal, non-public information (other than Trade Secrets already addressed above) concerning KRUG's or SunLink's financial position and results of operations (including revenues, assets, net income, etc.); pricing structure; annual and long-range business plans; product or service plans; marketing plans and methods; training, educational and administrative manuals; customer and supplier information and purchase histories; and employee lists. The provisions of Sections 7 and 8 shall be sufficient to protect Trade Secrets and Confidential Information of third parties provided to KRUG or SunLink under an obligation of secrecy.


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         9.       Return of Materials.  Executive shall surrender to KRUG or
SunLink, promptly upon request and in any event upon termination of Executive's employment with KRUG or SunLink, all media, documents, notebooks, computer programs, handbooks, data files, models, samples, price lists, drawings, customer lists, prospect data, or other material of any nature whatsoever (in tangible or electronic form) in Executive's possession or control, including all copies thereof, relating to KRUG and SunLink, their business, or their customers. Upon the request of KRUG or SunLink, Executive shall certify in writing compliance with the foregoing requirement.

         10. Non-Solicitation of Customers. During the term of this Agreement and for a period of eighteen (18) months after termination of Executive's employment with KRUG or SunLink for any reason, Executive shall not directly or indirectly, through one or more intermediaries or otherwise, solicit or attempt to solicit any Customers to induce or encourage them to acquire or obtain from any individual or entity other than KRUG or SunLink, any product or service competitive with or substitute for any Company Product. For purposes of this Section, a "Customer" refers to any person or group of persons with whom Executive had direct material contact with regard to the selling, delivery or support of Company Products, including servicing such person's or group's account, during the period of twelve (12) months preceding termination of Executive's employment; and "Company Products" refers to the products and services that KRUG or SunLink offered or sold within six (6) months of the date of termination of Executive's employment.

         11. Non-Solicitation of Executives. During the term of this Agreement and for a period of eighteen (18) months after termination of employment with KRUG or SunLink for any reason, Executive shall not, alone or in concert with others, solicit or induce any other KRUG or SunLink employee to leave the employ of KRUG or SunLink or recruit or attempt to recruit such person to accept employment with another business. Provided, however, that this restriction shall only apply to employees with whom Executive had direct material contact during the period of twelve (12) months preceding the termination of Executive's employment.

         12. No Denigration. Executive will not at any time denigrate, ridicule or intentionally criticize the Company or any of its Subsidiaries or affiliates or any of their respective services, products, properties, employees, officers or directors, including without limitation, by way of news interviews, or the expression of personal views, opinions or judgments to the news media.

         13.      Successors; Binding Agreement.

                  a. This Agreement shall be binding upon and shall inure to the benefit of KRUG and SunLink, their Successors and Assigns and KRUG and SunLink shall require any Successors and Assigns to expressly assume and agree to perform this Agreement in the same manner and to the same extent that KRUG or SunLink would be required to perform it if no such succession or assignment had taken place.

                  b. Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal personal representative.


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         14.      Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other; provided, however, that all notices to KRUG or SunLink shall be directed to the attention of the Board with a copy to the Secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof.

         15. Modification and Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and KRUG. No waiver by any party hereto at any time of any breach by the other party hereto of, or failure of compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         16. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia without giving effect to the conflict of laws principles thereof.

         17. Arbitration. Any controversy or claim against either party arising from, out of or relating to this Agreement, the breach thereof (other than controversies or claims arising from, out of or relating to the provisions in Sections 7, 8, 9, 10, 11 and 12 above, which may be litigated in a court of competent jurisdiction), or the employment or termination thereof of Executive by KRUG or SunLink which would give rise to a claim under federal, state or local law (including but not limited to claims based in tort or contract, claims for discrimination under state or federal law, and/or claims for violation of any federal, state or local law, statute or regulation) ("Claims") shall be submitted to an impartial mediator ("Mediator") selected jointly by the parties. Both parties shall attend a mediation conference and attempt to resolve any and all Claims. If they are not able to resolve all Claims, any unresolved Claims, including any dispute as to whether a matter constitutes a Claim which must be submitted to arbitration, shall be determined by final and binding arbitration in Atlanta, Georgia in accordance with the Model Employment Dispute Resolution Rules ("Rules") of the American Arbitration Association, by an experienced employment arbitrator licensed to practice law in the State of Georgia in accordance with the Rules. The arbitrator shall be selected by alternate striking from a list of six arbitrators, half of which shall be supplied by KRUG or SunLink and half by Executive. The party not initiating the arbitration shall strike first. The process shall be repeated twice until an arbitrator is selected. If an arbitrator is still not selected, the Mediator shall provide a list of three names which will be alternately struck, with the party initiating the arbitration striking first, until a selection is made.

         A demand for arbitration shall be made within a reasonable time after the Claim has arisen. In no event shall the demand for arbitration be made after the date when institution of legal and/or equitable proceedings based on such Claim would be barred by the applicable statute of limitations. Each party to the arbitration will be entitled to be represented by counsel and will have the opportunity to take one deposition of an opposing party or witness before the arbitration hearing. By mutual agreement of the parties, additional depositions may be taken. The arbitrator shall have


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the authority to hear and grant a motion to dismiss and/or for summary judgment, applying the standards governing such motions under the Federal
Rules of Civil Procedure. Each party shall have the right to subpoena witnesses and documents for the arbitration hearing. A court reporter shall record all arbitration proceedings.

         With respect to any Claim brought to arbitration hereunder, either party may be entitled to recover whatever damages would otherwise be available to that party in any legal proceeding based upon the federal and/or state law applicable to the matter and as specified by Section 16. The decision of the arbitrator may be entered and enforced in any court of competent jurisdiction by either KRUG or SunLink or Executive. Each party shall pay the fees of their respective attorneys, the expenses of their witnesses and any other expenses connected with presenting their Claim or defense (except as otherwise awarded by the arbitrator). Except as otherwise awarded by the arbitrator, other costs of the arbitration, including the fees of the Mediator, the arbitrator, the cost of any record or transcript of the arbitration, administrative fees, and other fees and costs, shall be borne by KRUG or SunLink. Should Executive or KRUG or SunLink pursue any dispute or matter covered by this Section by any method other than said arbitration, the responding party shall be entitled to recover from the other party all damages, costs, expenses, and attorneys' fees incurred as a result of such action. The provisions contained in this Section 17 shall survive the termination and/or expiration of this Agreement.

         The parties indicate their acceptance of the foregoing arbitration requirement by initialing below:

    /s/ James J. Mulligan   /s/ Maria E. Robinson   /s/ Robert M. Thornton, JR.
    ---------------------   ---------------------   ---------------------------
    For KRUG                For SunLink             Executive

         18. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         19. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof. Except as modified herein, any existing stock option agreement between Executive and KRUG shall remain in full force and effect.

         20. Headings. The headings of Sections herein are included solely for convenience of reference shall not control the meaning or interpretation of any of the provisions of this Agreement.

         21. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         22. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:



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                  a.       "Accrued Compensation" shall mean an amount which
shall include all amounts earned or accrued through the Termination Date but not paid as of the Termination Date including (i) base salary, (ii) reimbursement for reasonable and necessary expenses incurred by the Executive on behalf of KRUG or SunLink during the period ending on the Termination Date, and (iii) bonuses and incentive compensation.

                  b. "Act" shall mean the Securities Act of 1933, as amended.

                  c. "Base Amount" shall mean the greater of the Executive's annual base salary (i) at the rate in effect on the Termination Date or (ii) at the highest rate in effect at any time during the twelve (12) month period prior to the Change in Control, and shall include all amounts of his base salary that are deferred under the qualified and non-qualified employee benefit plans of KRUG or any other agreement or arrangement.

                  d. The termination of the Executive's employment shall be for "Cause" if it is a result of:

                           (i) any act that (A) constitutes, on the part of the Executive, fraud, dishonesty, malfeasance of duty, or conduct inappropriate to the Executive's office, and (B) is demonstrably likely to lead to material injury to KRUG or SunLink or resulted or was intended to result in direct or indirect gain to or personal enrichment of the Executive; or

                           (ii)     the conviction of the Executive of a felony;
         or

                           (iii) Executive's failure to perform his job duties to the satisfaction of the Board of Directors of KRUG, as determined by a two thirds majority vote;

provided, however, that in the case of clause (i) above, such conduct shall not constitute Cause:

                  (x) unless (A) there shall have been delivered to the Executive a written notice setting forth with specificity the reasons that the Board of Directors believes the Executive's conduct constitutes the criteria set forth in the clause (i), (B) the Executive shall have been provided the opportunity to be heard in person by the Board of Directors (with the assistance of the Executive's counsel if the Executive so desires); or

                  (y) if such conduct (A) was believed by the Executive in good faith to have been in or not opposed to the interests of KRUG and SunLink, and (B) was not intended to and did not result in the direct or indirect gain to or personal enrichment of the Executive.

Provided further, in order for KRUG to terminate Executive's employment pursuant to clause (iii) above, KRUG must first give Executive written notice of such Cause and ninety (90) days to cure such Cause.


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                  e.       "Change in Control" shall mean the occurrence during
the Fixed Term or any Extended Term of any of the following events:

                 (iv) An acquisition (other than directly from KRUG or SunLink) of any voting securities of that company (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "1934 Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934
         Act) of 40% or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (1) an employee benefit plan (or a trust forming a part thereof) maintained by (x) the Company or (y) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Subsidiary"), (2) the company or any Subsidiary, or (3) any Person in connection with a "Non-Control Transaction" (as hereinafter defined).

                           (v) The individuals who, as of the date of this Agreement, are members of the Board of KRUG or SunLink (the "Incumbent Board") cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by that company's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                           (vi) Approval by stockholders of KRUG or SunLink of:

                                    (A)      (1)      A merger, consolidation or
                                             reorganization involving the
                                             Company, unless

                                    (X)      the stockholders of the Company,
                                             immediately before such merger,
                                             consolidation or reorganization,
                                             own, directly or indirectly,
                                             immediately following such merger,
                                             consolidation or reorganization, at
                                             least two-thirds of the combined
                                             voting power of the outstanding
                                             voting securities of the
                                             corporation resulting from such
                                             merger or consolidation or
                                             reorganization (the "Surviving
                                             Corporation") in substantially the
                                             same proportion as their ownership


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                                             of the Voting Securities
                                             immediately before such merger,
                                             consolidation or reorganization,
                                             and

                                    (y)      the individuals who were members of
                                             the Incumbent Board immediately
                                             prior to the execution of the
                                             agreement providing for such
                                             merger, consolidation or
                                             reorganization constitute at least
                                             two-thirds of the members of the
                                             board of directors of the Surviving
                                             Corporation;

                                    (A transaction described in clauses (x) and (y) shall herein be referred to as a "Non-Control Transaction").

                           (vii) Notwithstanding anything contained in this Agreement to the contrary, if the Executive's employment is terminated prior to a Change in Control and the Executive reasonably demonstrates that such termination (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control (a "Third Party") or (B) otherwise occurred in connection with, or in anticipation of, a Change in Control which actually occurs, then for all purposes of this Agreement, the date of a Change in Control with respect to the Executive shall mean the date immediately prior to the date of such termination of the Executive's employment.

                  f. "Disability" shall mean, subject to applicable state and federal laws, a physical or mental infirmity which impairs the Executive's ability to substantially perform his duties with KRUG for a period of four (4) consecutive months, as determined by an independent physician selected with the approval of both KRUG and the Executive.

                  g. "Notice of Termination" shall mean a written notice of termination from KRUG or the Executive which specifies an effective date of termination, indicates the specific termination provision in this Agreement relied upon, and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

                  h. "Successors and Assigns" shall mean a corporation or other entity acquiring all or substantially all the assets and business of KRUG or SunLink (including this Agreement), whether by operation of law or otherwise.

                  i. "Termination Date" shall mean, in the case of the Executive's death, his date of death, and in all other cases, the date specified in the Notice of Termination.

                  j. "Trade Secrets" shall mean any information, including but not limited to technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, information on customers, or a list of actual or potential customers or suppliers, which: (i) derives economic


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
value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the 30th day of April, 2001 effective as of January 1, 2001.


                                        KRUG INTERNATIONAL CORP.



                                        By: /s/ JAMES J. MULLIGAN
                                           ------------------------------
                                             James J. Mulligan
                                             Secretary



                                        SUNLINK HEALTHCARE CORP.



                                        By: /s/ MARIA E. ROBINSON
                                           ------------------------------
                                             Maria E. Robinson
                                             Secretary



                                        ROBERT M. THORNTON, JR.



                                        /s/ ROBERT M. THORNTON, JR.
                                        ---------------------------------
                                        Executive


                                       12